EXHIBIT 99.3

SOCIAL REALITY, INC.

PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2014

			Pro Forma Adjustments to Reflect				Balance Sheet
	Balance Sheet	Balance Sheet	The Acquisition of Steel Media				Consolidated
	Social Reality, Inc.	Steel Media	As Of September 30, 2014				Pro Forma
	September 30, 2014	September 30, 2014	Dr		Cr		September 30, 2014
Assets

Current assets:
Cash and cash equivalents	$576,797	$1,277,476	1,905,189	(1), (2), (3)			$3,759,462
Accounts receivable	700,657	2,751,020			60,137	(7)	3,391,540
Prepaid expenses	70,874	1,853					72,727
Other current assets	11,548	20,000					31,548

Total current assets	1,359,876	4,050,349					7,255,277

Property and equipment	24,396	8,245					32,641

Goodwill/Other intangibles			18,584,042	(1)	882,556	(6)	17,701,486

Deferred debt issue costs	200,000	-	2,964,352	(2), (3), (4), (5)			3,164,352
Prepaid stock based compensation	1,166,630	-					1,166,630
Other assets	4,804	-					4,804

Total assets	$2,755,706	$4,058,594					$29,325,190

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$659,875	$3,176,038	98,593	(2)	379,659	(5)	$4,056,842
			60,137	(7)
Note payable	-	-			2,500,000	(1)	2,500,000
Contingent consideration payable - current portion	-	-			3,507,828	(1)	3,507,828

Total current liabilities	659,875	3,176,038					10,064,670

Notes payable	-	-			9,000,000	(1), (3)	9,000,000
Contingent consideration payable - long term	-	-			3,076,214	(1)	3,076,214
Put liability	-	-			1,232,294	(4)	1,232,294

Total liabilities	659,875	3,176,038					23,373,178

Stockholders' equity

Preferred stock	121	-					121
Common stock	21,014	100	100	(6)	5,021	(1), (2)	26,035
Additional paid in capital	7,566,667	-			4,651,160	(1), (2)	12,217,827
			800,000	(2)
Accumulated deficit	(5,491,971)	882,456	882,456	(6)			(6,291,971)

Total stockholders' equity	2,095,831	882,556					5,952,012

Total liabilities and stockholders' equity	$2,755,706	$4,058,594					$29,325,190

			25,294,869		25,294,869

(1)

To record the purchase of Steel Media. As consideration, we agreed to pay up to $20 million consisting of: (i) a cash payment at closing of $7.5 million; (ii) a cash payment of $2 million; (iii) a one year secured subordinated promissory note in the principal amount of $2.5 million; and (iv) an earnout payment of up to $8 million, valued at $6,584,042 on the acquisition date.

(2)

To record the sale of 5,020,500 common stock units at a price of $1.00 per unit. Each unit consists of one share of common stock and one warrant to purchase 0.5 shares of common stock at an exercise price of $1.50 per share. We received gross proceeds of $4,220,500 from the sale of 4,220,500 units. We also issued 800,000 units, valued at $800,000, to our placement agent as compensation for acquisition related investment banking services. Of the cash proceeds, $500,000 was paid to the seller, $98,593 was used to pay accrued legal fees, $364,319 was used to pay investment banking and other fees, $580,000 was used to pay a loan origination fee and $2,677,588 was remitted to the company. We then paid $2,000,000 to the seller as partial payment of the purchase price.

(3)

To record a financing agreement entered into in conjunction with the acquisition of Steel Media. We received gross proceeds of $9,000,000 pursuant to the agreement. From the proceeds, $7,000,000 was paid to the seller as partial payment of the purchase price, $772,399 was paid for legal and other fees and $1,227,601 was remitted to the company.

(4)

To record a put liability related to warrants issued in connection with the financing agreement.

(5)

To record accrued legal fees incurred in connection with the financing agreement.

(6)

To eliminate the net equity of Steel Media against goodwill.

(7)

to eliminate intercompany receivables and payables.

SOCIAL REALITY, INC.

PRO FORMA STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2014

			Pro Forma Adjustments to Reflect			Consolidated
	Social Reality, Inc.	Steel Media	The Acquisition of Steel Media			Pro Forma
	9 Months Ended	9 Months Ended	As Of September 30, 2014			9 Months Ended
	September 30, 2014	September 30, 2014	Dr		Cr	September 30, 2014

Revenues	$1,493,755	$6,522,225				$8,015,980
Cost of revenue	1,066,336	2,222,236				3,288,572

Gross profit	427,419	4,299,989				4,727,408

Operating expense	2,914,356	3,744,565				6,658,921

Loss from operations	(2,486,937)	555,424				(1,931,513)

			361,053	(1)
			94,302	(2)
			861,575	(3)
Interest income (expense)	1,265	-	791,088	(4)		(2,106,753)

Loss before provision for income taxes	(2,485,672)	555,424				(4,038,266)

Provision for income taxes	-	-				-

Net loss	$(2,485,672)	$555,424				$(4,038,266)

Net loss per share, basic and diluted	$(0.12)					$(0.16)

Weighted average shares outstanding	20,843,431				5,020,500	25,863,931

(1)

To record accretion of contingent consideration.

(2)

To record accretion of warrant put liability incurred in connection with acquisition.

(3)

To record interest on debt incurred in connection with acquisition.

(4)

To record amortization of debt costs.

SOCIAL REALITY, INC

PRO FORMA STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

			Pro Forma Adjustments to Reflect			Consolidated
	Social Reality, Inc.	Steel Media	The Acquisition of Steel Media			Pro Forma
	Year Ended	Year Ended	As Of December 31, 2013			Year Ended
	December 31, 2013	December 31, 2013	Dr		Cr	December 31, 2013

Revenues	$3,413,353	$7,936,511				$11,349,864
Cost of revenue	2,326,344	1,812,811				4,139,155

Gross profit	1,087,009	6,123,700				7,210,709

Operating expense	2,521,984	5,986,357	800,000	(6)		9,308,341

Loss from operations	(1,434,975)	137,343				(2,097,632)

			125,000	(1)
			925,045	(2)
			173,404	(3)
			1,242,388	(4)
Interest income (expense)	(312,465)	-	1,054,784	(5)		(3,833,086)

Loss before provision for income taxes	(1,747,440)	137,343				(5,930,718)

Provision for income taxes	-	-				-

Net loss	$(1,747,440)	$137,343				$(5,930,718)

Net loss per share, basic and diluted	$(0.12)					$(0.30)

Weighted average shares outstanding	14,691,010				5,020,500	19,711,510

(1)

To record interest on note issued to seller.

(2)

To record accretion of contingent consideration.

(3)

To record accretion of warrant put liability incurred in connection with acquisition.

(4)

To record interest on debt incurred in connection with acquisition.

(5)

To record amortization of debt costs.

(6)

To record acquisition costs.

SOCIAL REALITY, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Financial Information.

The unaudited pro forma financial statements have been prepared in order to present consolidated financial position and results of operations of Social Reality, Inc. and Steel Media as if the acquisition had occurred as of September 30, 2014 for the pro forma consolidated balance sheet and to give effect to the acquisition as if the transaction had taken place at January 1, 2013 for the pro forma condensed consolidated statement of income for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively.

The acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Steel Media, we may engage a third party independent valuation specialist; however as of the date of this report, the valuation has not been undertaken. During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the acquisition of Steel Media to be completed by September 30, 2015.

The pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the acquisition.